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                                                                      EXHIBIT 15



                      Independent Auditors' Review Report
                      -----------------------------------

The Board of Directors and Shareholders
The Centris Group, Inc.:

We have reviewed the condensed consolidated balance sheet of The Centris Group, Inc. and subsidiaries as of March 31, 1998, and the related condensed consolidated income statements and statements of cash flows for the three-month periods ended March 31, 1998 and 1997. These condensed consolidated financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the condensed consolidated financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of The Centris Group, Inc. and subsidiaries as of December 31, 1997, and the related consolidated income statement and statements of stockholders' equity and cash flows for the year then ended (not presented herein); and in our report dated February 3, 1998, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 1997, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

                                            /S/ KPMG PEAT MARWICK LLP

Los Angeles, California
April 27, 1998